UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

SOUTHCORP CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-21155	46-5429720
(Commission File No.)	(IRS Employer Identification No.)

520 Broadway San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(661) 418-7842
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

(1) On August 18, 2014, the Company announced it has acquired an additional residential property in Indiana. The house will be used as part of the Company’s rental portfolio. The house is already rented and the Company expects an annual ROI of 8-10%.

The Company expects to add 2 properties to its rental portfolio for every 10 houses it acquires. The other 8 will be renovated and resold. Although the rental ROI is lower, the Company’s goal is to build a base on stable income as a foundation to support future growth.

(2) The Company agreed to sell two of its properties for $70,000. The Company’s cost related to the properties was approximately $7,500. As such the Company expects to issue a dividend of approximately $50,000 to the shareholders from the sale of these properties.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SouthCorp Capital, Inc.

Dated: August 18, 2014	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO

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